UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

On January 14, 2015, ANADIGICS Inc. (""Company") issued a press release in conjunction with its presentation at 17th Annual Needham Growth conference commenting on fourth quarter 2014 revenues, gross margin and its year end cash position.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP gross margin. Management uses this measure to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that this measure is useful to investors because it enhances investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. This non-GAAP measure excludes amounts related to stock-based compensation and  certain non-recurring charges to cost of goods. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for gross margin prepared in accordance with GAAP.

The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of ANADIGICS, released January 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, Inc.
By: /s/ Terrence G. Gallagher
Terrence G. Gallagher
Title: Vice President and Chief Financial Officer
Dated: January 14, 2015

Exhibit 99.1

ANADIGICS to Update Fourth Quarter 2014 Guidance and Present at the 17th Annual Needham Growth Conference

WARREN, NJ, January 14, 2015 -- ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of radio frequency semiconductor solutions in the growing broadband wireless and wireline communications markets, announced that Company CEO, Ron Michels and Vice President and CFO, Terry Gallagher will be presenting at the 17th Annual Needham Growth Conference held at The New York Palace in New York City on Wednesday, January 14, 2015 at approximately 11:20am ET.

During the presentation, management will be communicating that it expects fourth quarter 2014 revenues to be in line with previously issued guidance of an 8 to 12% sequential increase. Further, the Company anticipates a sequential improvement in non-GAAP gross margin to exceed the 200 basis point improvement previously expected.  With regard to year end Net Cash (total cash minus bank debt), the Company anticipates reporting approximately $14.4 million, an improvement from the $9.5 million reported at the close of the third quarter 2014.  These comments are based on preliminary and unaudited financial statements as of and for the quarter ended December 31, 2014.

The presentation will be webcast live on the Company's web site at http://www.anadigics.com/investors.

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD) (the “Company”) designs and manufactures innovative radio frequency (RF) semiconductor solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and those discussed elsewhere herein.